UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

CYNOSURE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 12, 2011

The Annual Meeting of Stockholders of Cynosure, Inc. will be held on Thursday, May 12, 2011 at 10:00 a.m., local time, at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109, to consider and act upon the following matters:

1.	Elect one class III classified director for the next three years (to be voted on by all stockholders);

2.	Elect three class B directors for the next year (to be voted on by the holders of class B common stock only);

3.	Hold an advisory, non-binding vote on executive compensation (to be voted on by all stockholders);

4.	Hold an advisory, non-binding vote on the frequency of future executive compensation advisory votes (to be voted on by all stockholders);

5.	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011 (to be voted on by all stockholders); and

6.	Transact other business, if any, that may properly come before the Annual Meeting or any adjournment of the meeting.

Stockholders of record at the close of business on Thursday, March 17, 2011 are entitled to receive this notice of our Annual Meeting and to vote at the Annual Meeting and at any adjournments of the meeting.

By Order of the Board of Directors,

Michael R. Davin
President, Chief Executive Officer and
Chairman of the Board of Directors

Westford, Massachusetts

April 1, 2011

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE OR (3) BY MAIL. FOR SPECIFIC INSTRUCTIONS, PLEASE REFER TO THE QUESTIONS AND ANSWERS BEGINNING ON PAGE 2 OF THE PROXY STATEMENT AND THE INSTRUCTIONS ON THE PROXY CARD RELATING TO THE ANNUAL MEETING.

“STREET NAME” HOLDERS WHO PLAN TO ATTEND THE MEETING WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING THEIR STOCK OWNERSHIP IN CYNOSURE, INC. AS OF THE RECORD DATE.

CYNOSURE, INC.

5 Carlisle Road

Westford, Massachusetts 01886

PROXY STATEMENT

For our 2011 Annual Meeting of Stockholders to be held on May 12, 2011

Cynosure, Inc. (often referred to as “we” or “us” in this document) is sending you this proxy statement in connection with the solicitation of proxies by our board of directors for use at our 2011 Annual Meeting of Stockholders, which will be held on Thursday, May 12, 2011 at 10:00 a.m. at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109. You may obtain directions to the location of the Annual Meeting of Stockholders by contacting our investor relations department by telephone at (800) 886-2966 or by e-mail at investor@cynosure.com. If the Annual Meeting is adjourned for any reason, then the proxies may be used at any adjournments of the Annual Meeting.

On or about April 1, 2011, we are either mailing or providing notice and electronic delivery of these proxy materials together with an annual report, consisting of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “2010 fiscal year”) and other information required by the rules of the Securities and Exchange Commission.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 12, 2011

This proxy statement and our 2010 Annual Report are available for viewing, printing and downloading at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=14460.

You may request a copy of the materials relating to our Annual Meeting, including this proxy statement and form of proxy for our Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, at www.cynosure.com/proxy, or by contacting our investor relations department by telephone at (800) 886-2966 or by e-mail at investor@cynosure.com.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission, other than exhibits, will be furnished without charge to any stockholder upon written or oral request to:

Cynosure, Inc

Attention: Investor Relations

5 Carlisle Road

Westford, Massachusetts 01886

Telephone: (800) 886-2966

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	The election of one class III classified director for the next three years;

2.	The election of three class B directors for the next year;

3.	An advisory, non-binding proposal to approve executive compensation;

4.	An advisory, non-binding proposal on the frequency of future executive compensation advisory votes;

5.	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

6.	The transaction of other business, if any, that may properly come before the Annual Meeting or any adjournment of the meeting.

What is the difference between class A and class B common stock?

We have a dual class capital structure composed of class A common stock and class B common stock. Except as described below, the holders of class A common stock and class B common stock have identical rights and are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Until El.En. S.p.A., which held a majority of our shares prior to our December 2005 initial public offering and which currently owns approximately 23% of the aggregate number of our class A and class B common stock outstanding, beneficially owns less than 20% of the aggregate number of shares of our class A common stock and class B common stock outstanding, or less than 50% of the number of shares of our class B common stock outstanding, the holders of shares of our class B common stock will have the right, voting separately, to:

•	elect a majority of our board of directors (currently four of our seven directors, who are referred to as our class B directors, of which there is currently one vacancy);

•	approve amendments to our bylaws adopted by our class A and class B stockholders, voting as a single class; and

•

approve amendments to any provision of our certificate of incorporation relating to the rights of holders of common stock, the powers, election and classification of the board of directors, corporate opportunities and the rights of holders of class A common stock and class B common stock to elect and remove directors, act by written consent and call special meetings of stockholders.

As a result of our dual class capital structure, at the Annual Meeting:

•	holders of class A common stock and holders of class B common stock, voting together as a single class, will elect one classified director;

•	holders of class B common stock, voting alone as a class, will elect three class B directors (with one vacancy among our class B directors);

•	holders of class A common stock and holders of class B common stock, voting together as a single class, will vote on the advisory, non-binding proposal to approve executive compensation;

•

holders of class A common stock and holders of class B common stock, voting together as a single class, will vote on the advisory, non-binding proposal on the frequency of future executive compensation advisory votes; and

•

holders of class A common stock and holders of class B common stock, voting together as a single class, will vote on the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011.

Who can vote?

All stockholders of record at the close of business on Thursday, March 17, 2011, which we refer to as the record date, are entitled to vote at the Annual Meeting.

What shares will be entitled to vote at the Annual Meeting?

Our voting securities consist of our class A common stock, of which 9,639,018 shares were outstanding on the record date, and our class B common stock, of which 2,939,161 shares were outstanding on the record date. We refer to our class A common stock and our class B common stock, collectively, as our common stock. Each share outstanding on the record date is entitled to one vote, except that:

•

holders of our class A common stock and holders of our class B common stock vote together as a single class for the director who has been nominated by our board of directors, on the recommendation of our nominating and corporate governance committee, to be elected as our class III classified director, and

•	holders of our class B common stock vote as a separate class for the directors who have been nominated by our nominating and corporate governance committee, to be elected as our class B directors.

How many votes do I have?

Each share of our class A common stock or class B common stock that you owned on the record date entitles you to one vote on each matter that is voted on.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to read the instructions below and vote. Choose the method of voting that is easiest and most convenient for you and please cast your vote as soon as possible.

How do I vote?

If you received a paper copy of these proxy materials, included with such copy is a proxy card or a voting instruction card from your bank, broker or other nominee for the Annual Meeting. If you received a notice of Internet availability of proxy materials, the notice contains instructions on how to access and review the proxy materials online and how to obtain a paper or electronic copy of the materials, which will include the proxy statement, the annual report and a proxy card or voting instruction card, as well as instructions on how to vote either at our Annual Meeting, over the Internet, by telephone or by mail.

If you are a stockholder as of the record date and attend the meeting, you may personally deliver your completed proxy card or vote in person at the meeting.

Can I change my vote after I have voted my shares?

Yes. Any proxy may be revoked by a stockholder at any time before it is exercised at the Annual Meeting by delivering to our corporate secretary a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. Under New York Stock Exchange rules applicable to banks and brokerage firms, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. Proposal 5 is a discretionary item under these rules, and accordingly, your bank or brokerage firm will be able to vote your shares if you do not give instructions on how to do so. In the past, the election of directors in each of Proposals 1 and 2 was a “discretionary” item, and if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, brokerage firm, or other nominee was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent regulatory changes were made to make the election of directors a “non-discretionary” item. Thus, if you hold your shares in street name and you do not instruct your bank, broker, or other nominee how to vote in the election of directors in each of Proposals 1 and 2, no votes will be cast on your behalf. Similarly, Proposals 3 and 4 are non-discretionary items; therefore, no votes will be cast on your behalf for these proposals if you hold your shares in street name unless you instruct your bank, broker or other nominee how to vote in these non-binding advisory proposals.

If your shares are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting on May 12, 2011. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. For the election of our class III classified director, the non-binding advisory vote on executive compensation, the non-binding advisory vote on the frequency of future executive compensation advisory votes and ratification of the selection of our independent registered public accounting firm, a quorum consists of the holders of a majority of the combined voting power of our class A and class B common stock issued and outstanding and entitled to vote at the meeting, present or represented by proxy. For the election of our class B directors, a quorum consists of the holders of a majority of the voting power of our class B common stock, present or represented by proxy. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Shares of our common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

Election of class III classified director. The nominee for our class III classified director receiving a plurality of the votes cast by holders of our class A and class B common stock, voting together as a single class, at the meeting in person or by proxy, shall be elected to our board of directors as our class III classified director.

Election of class B directors. The nominees for class B directors receiving a plurality of the votes cast by holders of our class B common stock, at the meeting in person or by proxy, shall be elected to our board of directors as class B directors.

Advisory, non-binding vote to approve executive compensation. The affirmative vote of the holders of a majority of shares of class A and class B common stock, voting together as a single class, voted at the meeting, in person or by proxy, is required to approve the proposal on executive compensation.

Advisory, non-binding vote on the frequency of future executive compensation advisory votes. The affirmative vote of the holders of a majority of shares of class A and class B common stock, voting together as a single class, voted at the meeting, in person or by proxy, is required to approve one of the three frequency options under the advisory vote on the frequency of future executive compensation advisory votes. If none of the three frequency options receives the vote of the holders of a majority of the votes cast, we will consider the frequency option “one year” to be the frequency that has been recommended by stockholders. However, as described in more detail in Proposal 4, because this proposal is non-binding, the Board of Directors may decide that it is in the best interest of our stockholders and the Company to hold future executive compensation advisory votes more or less frequently.

Ratification of the selection of our independent registered public accounting firm. The affirmative vote of the holders of a majority of shares of class A and class B common stock, voting together as a single class, voted at the meeting, in person or by proxy, is required for ratification of the selection of our independent registered public accounting firm.

How will votes be counted?

Each share of common stock is entitled to one vote, whether voted by a proxy or by a ballot voted in person at the meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a particular matter, if either (1) the holder of the shares abstains from voting on the matter or (2) the shares are broker non-votes, described below. As a result, abstentions and broker non-votes will have no effect on the outcome of voting at the meeting.

If you hold shares of common stock through a broker, bank or other representative, generally the broker, bank or representative may only vote the common stock in accordance with your instructions. However, if your representative does not timely receive instructions, your representative may only vote on those matters for which it has discretionary voting authority. If your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter.

Who will count the votes?

Our transfer agent and registrar, American Stock Transfer & Trust Company, LLC, will count, tabulate and certify the votes. A representative of American Stock Transfer & Trust Company will serve as the inspector of elections at the meeting.

How does the board of directors recommend that I vote on the proposals?

Our board of directors recommends that you vote:

•	FOR the election of the class III classified director nominee listed below;

•	FOR the election of the class B director nominees listed below;

•	FOR the advisory, non-binding vote to approve executive compensation;

•	FOR the election of one year frequency for the advisory, non-binding vote of future executive compensation advisory votes; and

•	FOR the ratification of the selection of our independent registered public accounting firm.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

We are not aware of any other business to be conducted or matters to be voted upon at the meeting. Under our bylaws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the annual meeting was February 11, 2011. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results from the Annual Meeting in a Current Report on Form 8-K, which we expect to file with the Securities and Exchange Commission, or the SEC, within four business days after the Annual Meeting.

Can I recommend a candidate for Cynosure’s board of directors?

Yes. Stockholders may recommend director candidates for consideration by the nominating and corporate governance committee of our board of directors by submitting the stockholder’s name, address and number of shares of our stock held, as well as any other information required by our bylaws, the candidate’s name, age, address and resume to our corporate secretary at the address below. If a stockholder would like a candidate to be considered for inclusion in the proxy statement for our 2012 annual meeting, then the stockholder must follow the procedures for stockholder proposals outlined immediately below under “How and when may I submit a stockholder proposal for the 2012 annual meeting?” You can find more detailed information on our process for selecting board members and our criteria for board nominees in the section of this proxy statement entitled “Board Committees—Nominating and Corporate Governance Committee” and in the Corporate Governance Guidelines posted in the “Corporate Governance” section of the “Investor Relations” page of our website, www.cynosure.com.

How and when may I submit a stockholder proposal for the 2012 annual meeting?

If you are interested in submitting a proposal or information about a proposed director candidate for inclusion in the proxy statement for our 2012 annual meeting, you must follow the procedures outlined in Rule 14a-8 under the Securities Exchange Act of 1934, which we refer to as the Exchange Act. To be eligible for inclusion, we must receive your stockholder proposal or information about your proposed director candidate at the address noted below no later than December 3, 2011.

If you wish to present a proposal or a proposed director candidate at the 2012 annual meeting of stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice no later than February 12, 2012, but no sooner than January 13, 2012. However, if the date of the 2012 annual meeting is held before April 22, 2012 or after July 11, 2012, then we must receive the required notice of a proposal or proposed director candidate no earlier than the 120th day prior to the 2012 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2012 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first.

Any proposals, notices or information about proposed director candidates should be sent to:

Cynosure, Inc.

5 Carlisle Road

Westford, Massachusetts 01886

Attention: Corporate Secretary

How can I communicate with Cynosure’s board of directors?

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nominating and corporate governance committee, with the assistance of our senior management, is primarily responsible for monitoring and responding to communications from stockholders and other interested parties and for providing copies or summaries of communications to the other directors, as he considers appropriate.

All communications are forwarded to the chairman of the nominating and corporate governance committee and to the chairman of another committee of the board of directors, if the communication was addressed to the attention of another committee of the board of directors. The chairman of the nominating and corporate governance committee, in consultation, in the case of communications to be addressed by another committee of the board of directors, with the chairman of that committee, shall decide in each case whether any particular communication should be forwarded to some or all other members of the board of directors.

Our stockholders may send communications to our board of directors by forwarding them addressed to our corporate secretary, our board of directors or, in the case of matters concerning accounting, internal accounting controls and auditing, our audit committee, at the above address.

Who bears the costs of soliciting these proxies?

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

How can I obtain a copy of Cynosure’s Annual Report on Form 10-K?

Our Annual Report on Form 10-K is available in the “SEC Filings” section of the “Investor Relations” page of our website at www.cynosure.com. Alternatively, if you would like us to send you a copy of our Annual Report on Form 10-K (without exhibits), without charge, please contact:

Cynosure, Inc.

5 Carlisle Road

Westford, Massachusetts 01886

Attention: Investor Relations

(800) 886-2966

investor@cynosure.com

If you would like us to send you a copy of the exhibits listed on the exhibit index of our Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of our common stock, please contact our investor relations department at the address, telephone number or e-mail address listed above.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write our investor relations department at the address, telephone number or e-mail address listed above. If you want to receive separate copies of our proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

PROPOSAL 1—ELECTION OF CLASS III CLASSIFIED DIRECTOR

(TO BE VOTED ON BY ALL STOCKHOLDERS)

Our board of directors is currently authorized to have seven members. Holders of our class B common stock, voting as a separate class, are entitled to elect four of our seven directors, and holders of our class A common stock and class B common stock, voting together as a single class, are entitled to elect our remaining three directors. We refer to the directors elected by the holders of class B common stock, voting as a separate class, as the class B directors and to the directors elected by the holders of class A common stock and class B common stock, voting together as a single class, as the classified directors. Our classified directors are divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. We have one class I classified director whose term expires at our 2012 annual meeting of stockholders, one class II classified director whose term expires at our 2013 annual meeting of stockholders and one class III classified director whose term expires at this Annual Meeting of stockholders.

At this Annual Meeting, our stockholders will have an opportunity to vote for one nominee for class III classified director: Michael R. Davin. Mr. Davin is currently one of our classified directors, and you can find more information about him in the section of this proxy statement entitled “INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS—Our Board of Directors.”

If elected, Mr. Davin will hold office until the 2014 annual meeting of stockholders and until his successor is elected and qualified. Mr. Davin has indicated his willingness to serve if elected. However, if he should be unable to serve, proxies may be voted for a substitute nominee nominated by our board of directors, or our board of directors may reduce the number of directors.

Our board of directors recommends a vote FOR the nominee for class III classified director.

PROPOSAL 2—ELECTION OF CLASS B DIRECTORS

(TO BE VOTED ON BY THE HOLDERS OF CLASS B COMMON STOCK ONLY)

Holders of our class B common stock, voting as a separate class, are entitled to elect four of our seven directors. We currently have three class B directors, each of whose terms expire at this Annual Meeting, and we have one vacany among our class B directors.

At this Annual Meeting, our class B stockholders will have an opportunity to vote for three nominees for class B directors: Ettore V. Biagioni, Andrea Cangioli and Leonardo Masotti. Each of the nominees is currently one of our class B directors, and you can find more information about each of the nominees for class B director in the section of this proxy statement entitled “INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS—Our Board of Directors.”

If elected, each nominee for class B director will hold office until the 2012 annual meeting of stockholders and until his successor is elected and qualified. Each nominee has indicated his willingness to serve if elected. However, if any should be unable to serve, proxies may be voted for a substitute nominee nominated by our board of directors, or our board of directors may reduce the number of directors. In addition, we expect that our class B stockholders will elect a new director to fill the vacancy among our class B directors before June 20, 2011.

Our board of directors recommends a vote FOR each of the nominees for class B director.

PROPOSAL 3—AN ADVISORY NON-BINDING VOTE ON EXECUTIVE COMPENSATION

(TO BE VOTED ON BY ALL STOCKHOLDERS)

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of the executive officers named in the Summary Compensation Table under “Executive Compensation” below, who we refer to as our “named executive officers,” as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years, which is the subject of Proposal 4.

Our executive compensation programs are designed to attract, motivate, and retain high quality executives, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our short and long-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Compensation Discussion and Analysis” section of this proxy statement, beginning on page 25, and the “Executive Compensation” section of this proxy statement, beginning on page 29, describe in detail our executive compensation programs and the decisions made by the compensation committee with respect to the year ended December 31, 2010. Generally our executive compensation program is designed to:

•	Attract, reward and retain high quality executives, to accomplish our short and long-term goals and as a result will enhance stockholder value.

•	Provide compensation opportunities that are competitive in the marketplace, both in terms of the overall levels of compensation and the individual components of compensation.

•	Our executive compensation generally include three components, base salary, cash bonuses and commissions and stock-based awards.

As we describe in the Compensation Discussion and Analysis section, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. The board believes this link between compensation and the achievement of our short and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. Neither the outcome of this advisory vote nor of the advisory vote included in Proposal 4 overrules any decision by us or the board of directors (or any committee thereof), creates or implies any change to the fiduciary duties of the company or the board of directors (or any committee thereof), or creates or implies any additional fiduciary duties for the company or the board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Our board of directors recommends that stockholders vote to approve the compensation of our named executive officers by voting “FOR” Proposal 3.

PROPOSAL 4—AN ADVISORY NON-BINDING VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

(TO BE VOTED ON BY ALL STOCKHOLDERS)

In Proposal 3, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal 4, we are asking our stockholders to cast a advisory, non-binding vote regarding the frequency of future executive compensation advisory votes. Stockholders may vote for a frequency of every one, two, or three years, or may abstain.

The board of directors will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding, the board of directors may decide that it is in the best interests of our stockholders and the Company to hold the advisory vote to approve executive compensation more or less frequently. In the future, we will propose an advisory vote on the frequency of the executive compensation advisory vote at least once every six calendar years.

After careful consideration, the board of directors believes that an executive compensation advisory vote should be held every year, and therefore our Board of Directors recommends that you vote for a frequency of every ONE YEAR for future executive compensation advisory votes.

The Board of Directors believes that an annual executive compensation advisory vote will facilitate more direct stockholder input about executive compensation. An annual executive compensation advisory vote is consistent with our policy of reviewing our compensation program annually, as well as seeking frequent input from our stockholders on corporate governance and executive compensation matters. We believe an annual vote would be the best governance practice for our Company at this time.

Our board of directors believes that holding the executive compensation advisory vote every year is in the best interests of the Company and its stockholders and recommends voting for a frequency of every “ONE YEAR” for Proposal 4.

PROPOSAL 5—RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(TO BE VOTED ON BY ALL STOCKHOLDERS)

The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011. Although stockholder approval of the audit committee’s selection of Ernst & Young is not required by law, we believe that it is important to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our audit committee will reconsider the selection. We expect that a representative of Ernst & Young LLP, which served as our independent registered public accounting firm for the year ended December 31, 2010, will be present at the Annual Meeting to respond to appropriate questions and make a statement if he or she wishes.

Our board of directors recommends a vote FOR the ratification of the selection of our independent registered public accounting firm.

Ernst & Young LLP billed to us a total of $661,394 for professional services rendered for the year ended December 31, 2010 and $577,750 for professional services rendered for the year ended December 31, 2009. The following table provides information about these fees.

Fee Category	Fiscal 2010	Fiscal 2009
Audit Fees	$512,063	$507,250
Audit-Related Fees	$9,836	$3,000
Tax Fees	$137,500	$67,500
All Other Fees	$1,995	$—

Total Fees	$661,394	$577,750

Audit Fees. Audit fees consisted of fees for the audit of our annual financial statements, the review of the interim financial statements, the review of financial information included in our filings with the SEC and other professional services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Audit-related fees would consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”

Tax Fees. Tax fees consisted of fees for tax compliance. Tax compliance services relate to the preparation of original and amended tax returns, claims for refunds and tax payment-planning services.

All Other Fees. Other fees for fiscal 2010 consist of fees for using the on-line accounting research tools of Ernst & Young LLP.

The audit committee of our board of directors believes that the non-audit services described above did not compromise Ernst & Young LLP’s independence. The audit committee’s charter, which you can find in the “Corporate Governance” section of the “Investor Relations” page of our website, www.cynosure.com, requires that all proposals to engage Ernst & Young LLP for services, and all proposed fees for these services, be submitted to the audit committee for approval before Ernst & Young LLP may provide the services. None of the above fees were approved using the “de minimis exception” under SEC rules.

Pre-Approval of Audit and Non-Audit Services

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Our audit committee has also delegated to its chairman the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by the chairman of our audit committee pursuant to this delegated authority is reported to our audit committee at its next regularly scheduled meeting.

INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table contains information as of March 17, 2011 about the beneficial ownership of shares of our common stock by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our class A common stock or our class B common stock;

•	each of our directors and nominees for director;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 17, 2011 to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. As of March 17, 2011, there were 9,639,018 shares of our class A common stock outstanding and 2,939,161 shares of our class B common stock outstanding. Except as otherwise noted, the persons or entities in this table have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the street address of the beneficial owner is c/o Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock(1)		% Total Voting Power(2)
Name	Shares	%	Shares	%
5% Stockholders
El.En. S.p.A.(3)	—	—	2,938,628	99.98%	23.36%
Craig Drill Capital, LLC(4)	941,800	9.77%	—	—	7.49%
FMR, LLC(5)	733,468	7.61%	—	—	5.83%
Royce & Associates, LLC(6)	673,500	6.99%	—	—	5.35%
Signia Capital Management, LLC(7)	616,525	6.40%	—	—	4.90%

Directors and Officers
Michael R. Davin(8)	275,791	2.78%	36,876	1.24%	2.43%
Timothy W. Baker(9)	160,667	1.64%	18,439	*	1.40%
Douglas J. Delaney(10)	150,458	1.54%	18,439	*	1.32%
Ettore V. Biagioni(11)	28,000	*	5,000	*	*
Andrea Cangioli(3)	—	—	2,938,628	99.98%	23.36%
Marina Hatsopoulos(12)	15,333	*	—	—	*
Leonardo Masotti(3)	—	—	2,938,628	99.98%	23.36%
Thomas H. Robinson(13)	38,000	*	5,000	*	*
All executive officers and directors as a group (8 persons)(14)	668,249	6.50%	3,022,382	99.98%	27.73%

*	Less than 1%
(1)

Our class A common stock is not convertible into any other shares of our capital stock. Each share of class B common stock is convertible into one share of class A common stock at any time at the option of the holder. In addition, each share of class B common stock shall convert automatically into one share of class A common stock upon any transfer of such share of class B common stock, whether or not for value. The death of any holder of class B common stock who is a natural person will result in the conversion of his or her shares of class B common stock into class A common stock. Once converted into class A common stock, the class B common stock shall not be reissued. The information set forth in the table with respect to class A common stock does not reflect the shares of class A common stock that are issuable upon conversion of the shares of class B common stock listed in the table.

(2)	Percentage of total voting power represents voting power with respect to all shares of our class A and class B common stock, as a single class. Holders of our class A common stock and class B common stock are in each case entitled to one vote per share on all matters on which stockholders are entitled to vote, except holders of class B common stock have the right separately to elect and remove a majority of the members of our board of directors, to approve amendments to our bylaws adopted by our stockholders and to approve amendments to specified provisions of our certificate of incorporation. See “INFORMATION ABOUT THE ANNUAL MEETING AND VOTING—What is the difference between class A and class B common stock?”
(3)	Represents shares of class B common stock owned by El.En. S.p.A. The El.En. board of directors has voting and investment power for the shares held by El.En. The El.En. board of directors consists of eight persons, including Andrea Cangioli and the spouse of Leonardo Masotti. The address of El.En. is Via Baldanzese 17, Calenzano, 50041 Florence, Italy.
(4)

According to a Schedule 13G filed with the SEC on January 6, 2011, Craig Drill Capital, LLC or certain of its affiliates beneficially owns 941,800 shares of our class A common stock. The address of Craig Drill Capital, LLC is 724 Fifth Avenue, 9th Floor, New York, New York 10019.

(5)	According to a Schedule 13G filed with the SEC on February 16, 2010, FMR LLC or certain of its affiliates beneficially owns 733,468 shares of our class A common stock. The address of FMR, LLC is 82 Devonshire Street, Boston, Massachusetts 02109.
(6)	According to a Schedule 13G filed with the SEC on January 12, 2011, Royce & Associates, LLC or certain of its affiliates beneficially owns 673,500 shares of our class A common stock. The address of Royce & Associates, LLC is 745 Fifth Avenue, New York, New York 10151.
(7)	According to a Schedule 13G filed with the SEC on February 7, 2011, Signia Capital Management, LLC or certain of its affiliates beneficially owns 617,525 shares of our class A common stock. The address of Signia Capital Management, LLC is 108 North Washington Street, Suite 305, Spokane, Washington 99201.
(8)	Includes the following shares issuable upon exercise of stock options within 60 days of March 17, 2011: 270,791 shares of class A common stock and 36,876 shares of class B common stock. Mr. Davin indirectly owns 5,000 shares of class A common stock in a family trust.
(9)	Includes the following shares issuable upon exercise of stock options within 60 days of March 17, 2011: 155,667 shares of class A common stock and 18,439 shares of class B common stock. Mr. Baker indirectly owns 5,000 shares of class A common stock in a family trust.
(10)	Consists of the following shares issuable upon exercise of stock options within 60 days of March 17, 2011: 150,458 shares of class A common stock and 18,439 shares of class B common stock.
(11)	Consists of the following shares issuable upon exercise of stock options within 60 days of March 17, 2011: 28,000 shares of class A common stock and 5,000 shares of class B common stock.
(12)	Consists of 15,333 shares of class A common stock issuable upon exercise of stock options within 60 days of March 17, 2011.
(13)	Consists of 10,000 shares of class A common stock and the following shares issuable upon exercise of stock options within 60 days of March 17, 2011: 28,000 shares of class A common stock and 5,000 shares of class B common stock.
(14)	Includes 2,938,628 shares of class B common stock owned by El.En., 20,000 shares of class A common stock, 648,249 shares of class A common stock issuable upon exercise of stock options held by directors and executive officers and exercisable within 60 days of March 17, 2011, and 83,754 shares of class B common stock issuable upon exercise of stock options held by directors and executive officers and exercisable within 60 days of March 17, 2011.

Our Board of Directors

Set forth below is information about each member of our board of directors, including the nominee for election as our class III classified director and the nominees for election as our class B directors. This information includes each director’s age as of March 17, 2011 and length of service as a director of our company, his or her principal occupation and business experience for at least the past five years and the names of other publicly held companies of which he or she serves as a director. There are no family relationships among any of our directors, nominees for director and executive officers.

Classified Directors

Nominee for Class III Classified Director With Term Expiring in 2014 (Class III Classified Director)

Michael R. Davin. Age 53. Mr. Davin has been our president and chief executive officer and a director since September 2003, and became the chairman of our board of directors in October 2004. Mr. Davin has over 20 years of experience in the light-based technology field. From 1998 to 2003, Mr. Davin served as co-founder and vice president of worldwide sales and strategic development of Cutera, Inc., a provider of laser and other light-based aesthetic treatment systems. Prior to co-founding Cutera, Mr. Davin spent 11 years at Coherent Medical, Inc., a manufacturer of laser, optics and related equipment, in senior management positions in sales, marketing and clinical development. We believe Mr. Davin’s qualifications to sit on our Board of Directors include his two decades of experience in the light-based technology industry, including eight years as our president and chief executive officer.

Director Whose Term Expires in 2012 (Class I Classified Director)

Thomas H. Robinson. Age 52. Mr. Robinson has been a director since 2005. Since December 2010, Mr. Robinson has served as managing director at Russell Reynolds Associates. From 1998 to 2010, Mr. Robinson served as managing partner of the North American medical technology practice, which includes the medical device, hospital supply/distribution and medical software areas, of Spencer Stuart, Inc., a global executive search firm. From 2002 to 2010, Mr. Robinson has been a member of Spencer Stuart’s board services practice, which assists corporations to identify and recruit outside directors. From 1998 to 2000, Mr. Robinson headed Spencer Stuart’s North American biotechnology specialty practice. From 1993 to 1997, Mr. Robinson served as president of the emerging markets business at Boston Scientific Corporation, a global medical devices manufacturer. From 1991 to 1993, Mr. Robinson also served as president and chief operating officer of Brunswick Biomedical, a cardiology medical device company. In 2009, Mr. Robinson became a director of SANUWAVE Health, Inc., a publicly-traded regenerative medicine company, through its reverse merger with Rub Music Enterprises, Inc. We believe Mr. Robinson’s qualifications to sit on our Board of Directors include his experience in and knowledge of the medical technology industry, combined with his operational and corporate governance experience.

Director Whose Term Expires in 2013 (Class II Classified Director)

Marina Hatsopoulos. Age 45. Ms. Hatsopoulos has been a director since November 2008. Ms. Hatsopoulos has been a private investor since September 2007. From August 2005 to September 2007, she was a director of Contex Holdings, a leading manufacturer of large-format scanners. From December 1994 to August 2005, she served as chief executive officer and director of Z Corporation, a provider of technology and products to the 3D printing market, which was sold to Contex Scanning Technology in 2005. From 2005 through 2010, Ms. Hatsopoulos served as a director of the GSI Group Inc., a supplier of precision technology to the global medical, electronics and industrial markets and semiconductor systems. Since 2007, Ms. Hatsopoulos has served as a director of Tea Forte, a supplier of luxury tea products. In 2008, Ms. Hatsopoulos became a founding member of the Advisory Board of the Deshpande Center for Technological Innovation at MIT. Ms. Hatsopoulos has experience serving as a director and advisor for both public and private companies, which enhances her contributions to our board. Her leadership skills and experience with her own company and on other boards enable her to be an effective board member.

Class B Directors

Nominees for Class B Directors with Terms Expiring in 2012

Ettore V. Biagioni. Age 51. Mr. Biagioni has been a director since 2005. Since 2004, Mr. Biagioni has been a managing partner of Alothon Group LLC, a private equity firm which he co-founded. From 1998 to 2004, Mr. Biagioni served as head of the Latin America Private Equity Group of Deutsche Bank/Bankers Trust Company. Mr. Biagioni serves on the boards of directors of several private companies. We believe Mr. Biagioni’s qualifications to sit on our Board of Directors include his experience serving as a director for other companies, which enhances his contributions to our board. In addition, his leadership skills and financial experience with his own companies enable him to be an effective board member.

Andrea Cangioli. Age 44. Mr. Cangioli has been a director since 2002. Mr. Cangioli has served as a director and the general manager of El.En. since 1992. Mr. Cangioli also serves on the boards of other El.En. affiliated companies. We believe Mr. Cangioli’s qualifications to sit on our Board of Directors include his 17 years of experience with a global technology company in the light-based technology industry, as well as his executive leadership and management experience.

Leonardo Masotti. Age 71. Prof. Masotti has been a director since 2002. Prof. Masotti has been a full professor in electronics at the University of Florence, Italy since 1976, where he has also served as the director of the doctorate course in non destructive testing since 1989. Prof. Masotti has served as the president of the Research Consortium Centro Eccellenza Optronica in Florence, Italy since 1992. Prof. Masotti is a member of the Regional High Technology Director Board (Florence) as well as the editorial board of “Fisica Medica.” Prof. Masotti has been awarded 30 patents and is the author of 180 scientific and technical papers. Prof. Masotti’s wife is a director of El.En. We believe Mr. Masotti’s qualifications to sit on our Board of Directors include his experience serving as a director for a global technology company in the light-based technology industry, which enhances his contributions to our board.

Our Executive Officers

Our executive officers and their respective ages and positions as of March 17, 2011 are described below. Our officers serve until they resign or the board terminates their position. There are no family relationships among any of our directors, nominees for director and executive officers.

Michael R. Davin. Age 53. President, Chief Executive Officer and Chairman of the Board of Directors. For more information, see “Our Board of Directors” above.

Timothy W. Baker. Age 50. Executive Vice President, Chief Financial Officer and Treasurer. Mr. Baker has been our executive vice president, chief financial officer and treasurer since March 2004. From July 2003 to February 2004, Mr. Baker served as vice president, finance of Stryker Biotech, a division of Stryker Corporation, a medical products and services provider. From July 2000 to June 2003, Mr. Baker served as president and chief financial officer of Photoelectron Corp., a provider of miniature x-ray systems for radiation therapy. From January 1996 to July 2000, Mr. Baker served as the chief financial officer and vice president of operations of Radionics, Inc., a provider of surgical devices. Mr. Baker is a certified public accountant and holds an M.B.A. in operations management.

Douglas J. Delaney. Age 44. Executive Vice President, Sales. Mr. Delaney has been our executive vice president, sales since February 2005 and has worked in medical laser sales for more than ten years. From May 2004 until February 2005, Mr. Delaney was our vice president, North American sales, and from September 2003 until May 2004, he was our director of North American sales. From September 1999 to September 2003, Mr. Delaney served as national sales manager of Cutera.

CORPORATE GOVERNANCE

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines, committee charters and code of business conduct and ethics described below are available in the “Corporate Governance” section of the “Investor Relations” page of our website, www.cynosure.com. Alternatively, you can request a copy of any of these documents by writing to Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886, Attention: Investor Relations.

Corporate Governance Guidelines

The board has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of the board’s business, provide that:

•	the principal responsibility of the directors is to oversee our management;

•	a majority of the members of the board shall be independent directors;

•	the independent directors met regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Leadership Structure

The board believes that our chief executive officer is best situated to serve as chairman as he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the company and industry, while the chief executive officer brings company-specific experience and expertise. The board believes that the combined role of chairman and chief executive officer promotes strategy development and execution, and facilitates information flow between management and the board, which are essential to effective governance. The board has not appointed a separate lead director.

Board Determination of Independence

Under applicable Nasdaq rules, a director of our company will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Messrs. Biagioni or Robinson or Ms. Hatsopoulos has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. Marketplace Rules.

As a result of Mr. Vojta’s death, we are no longer in compliance with NASDAQ Marketplace Rule 5605(b)(1), because a majority of our board is no longer comprised of independent directors, and Rule 5605(c)(2)(A), because our Audit Committee no longer has at least three members. We notified the Nasdaq that we intend to rely on the cure provisions of Rules 5605(b)(1)(A) and 5605(c)(4)(B), which provide that we have until June 20, 2011 to regain compliance.

Director Nomination Process

The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominating and corporate governance committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. In addition to these criteria, the nominating and corporate governance committee also considers diversity in its evaluation of candidates for board membership. The board believes that diversity with respect to viewpoint, skills and experience should be an important factor in board composition. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886, Attention: Corporate Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board of directors, by following the procedures set forth above under “How and when may I submit a stockholder proposal for the 2012 annual meeting?” Candidates nominated by stockholders in accordance with the procedures set forth in our bylaws will not be included in our proxy card for the next annual meeting.

Board Meetings and Attendance

The board met four times during the fiscal year ended December 31, 2010, either in person or by teleconference. During 2010, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees on which he or she then served.

Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. One of our directors attended the 2010 annual meeting of stockholders.

Risk Management

The board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The compensation committee is responsible for overseeing the management of risks related to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of certain financial risks. The nominating and corporate governance committee manages risks associated with the independence of the board of directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks.

Board Committees

Our board of directors has established three standing committees—audit, compensation, and nominating and corporate governance—each of which operates under a charter that has been approved by our board. Current copies of each committee’s charter are posted on the “Corporate Governance” section of the “Investor Relations” page of our website, www.cynosure.com.

Our board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from our independent registered public accounting firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating our board of directors’ oversight of internal control over financial reporting, disclosure controls and procedures and our code of business conduct and ethics;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the audit committee report required by the SEC rules.

The members of our audit committee in 2010 were Mr. Vojta, who served as Chairman of the committee, Mr. Biagioni and Ms. Hatsopoulos. Following Mr. Vojta’s death in December 2010, the board of directors appointed Ms. Hatsopoulos as Chairperson of the committee. During the review of our audited financial statements for 2010 and as of April 1, 2011, the members of the audit committee were Mr. Biagioni and Ms. Hatsopoulos. The board of directors has determined that Ms. Hatsopoulos is an “audit committee financial expert” as defined by applicable SEC rules. The audit committee met nine times during 2010.

Compensation Committee

Our compensation committee’s responsibilities include:

•	reviewing and approving our chief executive officer’s compensation;

•	evaluating the performance of our executive officers and reviewing and approving the compensation of our other executive officers;

•	overseeing and administering, and making recommendations to the board of directors with respect to, our equity incentive plans;

•	reviewing and making recommendations to the board of directors with respect to director compensation; and

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 25 of this proxy statement; and

•	preparing the compensation committee report required by the SEC rules.

The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the heading “Executive and Director Compensation Processes.”

The members of our compensation committee in 2010 were Mr. Robinson (Chairman), Mr. Vojta, until his death in December 2010, and Ms. Hatsopoulos. As of April 1, 2011, the members of our compensation committee were Mr. Robinson (Chairman) and Ms. Hatsopoulos. The compensation committee met one time during 2010.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee’s responsibilities include:

•	recommending to the board of directors the persons to be nominated for election as directors or to fill vacancies on the board of directors, and to be appointed to each of the board’s committees;

•	overseeing an annual review by the board of directors with respect to management succession planning;

•	developing and recommending to the board of directors corporate governance principles and guidelines; and

•	overseeing periodic evaluations of the board of directors.

The processes and procedures followed by the nominating and corporate governance committee in identifying and evaluating director candidates are described above under the heading “Director Nomination Process.”

The members of our nominating and corporate governance committee in 2010 were Mr. Vojta (Chairman), until his death in December 2010, Mr. Biagioni and Ms. Hatsopoulos. Following Mr. Vojta’s death, the Board of Directors appointed Mr. Biagioni as Chairman of the committee and also appointed Mr. Robinson to the committee. As of April 1, 2011, the members of our nominating and corporate governance committee were Mr. Biagioni, Mr. Robinson and Ms. Hatsopoulos. The nominating and corporate governance committee met one time during 2010.

Communicating with the Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nominating and governance committee, with the assistance of our corporate secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our corporate secretary considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board of directors should address such communications to Board of Directors, c/o Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886, Attention: Corporate Secretary.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on the “Corporate Governance” section of the “Investor Relations” page of our website, www.cynosure.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq Stock Market listing requirements concerning any amendments to, or waivers from, any provision of the code.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2010 and has discussed these financial statements with our management and our independent registered public accounting firm.

The audit committee has also received from, and discussed with, our registered public accounting firm various communications that our registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

Our independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the audit committee concerning independence. The audit committee has discussed with the registered public accounting firm their independence from our company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

By the Audit Committee of the Board of Directors of Cynosure, Inc.

Marina Hatsopoulos, Chairperson

Ettore V. Biagioni

DIRECTOR COMPENSATION

We pay each of our directors who is not an employee of, or a spouse of an employee of, our company or El.En., whom we refer to as our non-employee directors, an annual retainer as well as a fee for attendance at board and board committee meetings for each day that a non-employee director attends board or board committee meetings in person or by telephone or videoconference. Our committee chairmen receive an additional annual retainer. Each of these committee chairmen is a non-employee director. We reimburse each non-employee member of our board of directors for out-of-pocket expenses incurred in connection with attending our board and committee meetings.

The compensation committee engaged DolmatConnell & Partners, Inc. in 2007 as independent outside compensation consultants to assess the competitiveness of our director compensation and to provide recommendations with respect to both the levels and structure of compensation for our directors. DolmatConnell assessed the competitiveness of director compensation through comparisons with peer groups and survey sources. In November 2007, based on the recommendations of DolmatConnell, the compensation committee adopted a new director compensation plan and made adjustments to annual retainers and meeting fees for our non-employee directors, effective in 2008, which we continued in 2010, as set forth below.

Non-Employee Director Fee Type	2010 Amount
Annual Retainer	$22,500
Audit Committee Chair Retainer	$12,000
Compensation Committee Chair Retainer	$7,000
Governance Committee Chair Retainer	$5,000
Meeting Fee (in-person attendance)	$2,500
Meeting Fee (telephonic attendance)	$1,000

Each new non-employee director receives an option to purchase 5,000 shares of class A common stock upon his or her appointment to our board of directors. These options will vest annually in three equal installments subject to the non-employee director’s continued service as a director. Thereafter, each non-employee director receives an annual grant of an option to purchase 6,000 shares of class A common stock at each year’s annual meeting after which he or she will continue to serve as a director, provided each such non-employee director has served on our board of directors for at least six months. These options vest in full on the first anniversary of the grant date, subject to the non-employee director’s continued service as a director. Each non-employee director stock option will have such terms as our board of directors may specify in the applicable option agreement, provided that no option will be granted to a non-employee director for a term in excess of 10 years. The exercise price of all of these options will equal the fair market value of our class A common stock on the date of grant.

Compensation for our directors, including cash and equity compensation, is determined and subject to adjustment by our board of directors.

2010 Director Compensation

The following table contains information regarding compensation for the non-employee members of our board of directors during the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash	Option Awards(1)(2)	Total
Ettore V. Biagioni	$41,000	$45,200	$86,200
Andrea Cangioli	—	—	—
Marina Hatsopoulos	$45,000	$45,200	$90,200
Leonardo Masotti	—	—	—
Thomas Robinson	$37,500	$45,200	$82,700
George J. Vojta	$56,000	—	$56,000

(1)	With the exception of ignoring the impact of the forfeiture rate, these amounts represent the aggregate grant date fair value of option awards to each listed director in fiscal 2010. These amounts do not represent the actual amounts paid to or realized by the directors during fiscal 2010. The value as of the grant date for stock options is recognized over the number of days of service required for the stock option to vest in full.
(2)	The aggregate number of shares subject to option awards held by each of our non-employee directors (representing unexercised option awards — both exercisable and unexercisable) at December 31, 2010 is as follows:

Name	Number of Shares Subject to Options Awards Held as of December 31, 2010 (#)
Ettore V. Biagioni	33,000
Andrea Cangioli	0
Marina Hatsopoulos	17,000
Leonardo Masotti	0
Thomas Robinson	33,000
George J. Vojta	27,000

The following table includes the assumptions used to calculate the fiscal 2010 grant date fair value on a grant by grant basis for our directors.

				Assumptions
Name	Grant Date	Option Awards: Number of Securities Underlying Options (#)	Exercise Price ($/Sh)	Volatility (%)	Expected Life (years)	Risk-Free Interest Rate (%)	Dividend Yield (%)	Grant Date Fair Value ($)
Ettore V. Biagioni	5/12/10	6,000	$13.60	59	5.81	2.25	—	$7.5334
Marina Hatsopoulos	5/12/10	6,000	$13.60	59	5.81	2.25	—	$7.5334
Thomas Robinson	5/12/10	6,000	$13.60	59	5.81	2.25	—	$7.5334
George Vojta*	5/12/10	6,000	$13.60	59	5.81	2.25	—	$7.5334

*	Due to the death of Mr. Vojta in December 2010, no stock compensation expense was recognized for these awards.

For a more detailed description of the assumptions used for purposes of determining grant date fair value, see Note 2 to our audited consolidated financial statements for the year ended December 31, 2010 included in our Annual Report on Form 10-K filed with the SEC on March 10, 2011.

Executive and Director Compensation Processes

The compensation committee has implemented an annual performance review program for our executives under which annual performance goals are determined early in each calendar year for each of our executive officers. These goals include both corporate goals and individual goals that facilitate the achievement of the corporate goals. Recommendations relating to the goals for our executive officers are developed by our chief executive officer and chief financial officer, and are presented by our chief executive officer to the compensation committee. The compensation committee then establishes the goals, and annual bonuses are tied to the achievement of these corporate and individual performance goals.

During the first calendar quarter of each year, we evaluate individual and corporate performance against the goals for the recently completed year. The chief executive officer presents to the compensation committee an evaluation of each of the other executive officers, as well as a recommendation by the chief executive officer for annual stock-based awards and bonuses, if any. These evaluations and recommendations are then discussed by the compensation committee, which approves bonuses and any other awards for the executives. In addition, during the fourth quarter of each year the chief executive officer makes recommendations to the compensation committee relating to annual base salary increases for the following year. These recommendations are discussed by the compensation committee, which approves the base salary of our executive officers. Annual base salary increases approved during the fourth quarter, if any, are generally effective as of January 1 of the following year.

The compensation committee has the authority, without approval of the board of directors, to retain and terminate any independent, third-party compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors.

COMPENSATION DISCUSSION AND ANALYSIS

The compensation committee of our board of directors oversees our executive compensation program. In this role, the compensation committee reviews and approves annually all compensation decisions relating to our executive officers.

Objectives and Philosophy of Our Executive Compensation Program

The fundamental objectives of our compensation policies are to attract, reward and retain high quality executives, to accomplish our short and long-term goals and, as a result, to enhance stockholder value. In order to achieve these goals, the compensation committee seeks to provide compensation opportunities that are competitive in the marketplace, both in terms of the overall levels of compensation and the individual components of compensation. We provide a portion of our executive compensation in the form of stock options that vest over time, which we believe helps to retain our executive officers and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation. The compensation committee intends that if an officer as an individual and our company as a whole achieve the individual and company performance goals determined by the compensation committee, then the officer should have an opportunity to receive compensation that is competitive with industry norms. In addition, the compensation committee intends that the compensation of each of our executive officers is commensurate with his or her position and responsibilities and equitable in comparison with the compensation of our other executive officers.

Roles of Executives in Establishing Executive Compensation. Michael Davin, our chief executive officer, and Timothy Baker, our chief financial officer, are actively involved in the executive compensation process. Mr. Davin reviews the performance of each of the executive officers (other than his own performance) and recommends to the compensation committee base salary increases and bonus and long-term incentive awards for such individuals. He provides the compensation committee with both short and long-term recommended financial and non-financial performance goals for our company that are used in our cash incentive plans to link pay with performance. Mr. Davin also provides his views to the compensation committee with respect to the executive compensation program’s ability to attract, retain and motivate the level of executive talent necessary to achieve our goals. Mr. Baker works with Mr. Davin to develop the recommended base salary increases, bonus levels and long-term incentive awards, and provides analysis on the ability of the executive compensation program to attract, retain, and motivate our executive team. Mr. Davin and Mr. Baker report their findings to the compensation committee, but do not participate in the compensation committee’s executive sessions.

Role of Compensation Consultant. The compensation committee engaged DolmatConnell & Partners, Inc. in 2007 as independent outside compensation consultants to develop an executive compensation strategy, to assess the competitiveness of our executive compensation and to provide recommendations with respect to both the levels and structure of compensation for our executives. DolmatConnell assessed the competitiveness of executive compensation through comparisons with peer groups and survey sources while additionally assessing our performance to ensure compensation levels were appropriately tied to performance. With the assistance of DolmatConnell, in December 2007 the compensation committee reviewed the compensation levels of our executive officers against compensation levels at peer group companies that were selected based on the following criteria:

•	companies that an outsider, with no knowledge of our internal deliberations on the topic, would agree offer reasonable comparisons for pay and performance purposes;

•	companies that generally overlap with the labor market for talent, but may not be identical;

•

companies with revenues of approximately one-half to two times our revenues, of which approximately 50% have higher revenues and 50% have lower revenues than we had (at the time of selection in 2007), with modest exceptions allowed for industry leaders;

•	companies whose business model, characteristics, growth potential, and human capital intensity are similar, though not necessarily identical, to ours;

•	public companies based in the United States whose compensation and firm financial data are available in proxy statements and Form 10-K filings; and

•	companies that are large enough to have similar executive positions, to ensure statistical significance.

Based on these criteria, the compensation committee selected the following companies in our peer group:

• AngioDynamics, Inc.	• Natus Medical Incorporated

• BioLase Technology, Inc.	• Palomar Medical Technologies, Inc.

• Candela Corporation	• PhotoMedex, Inc.

• Cutera, Inc.	• The Spectranetics Corporation

• IntraLase Corporation	• SonoSite, Inc.

• IRIDEX Corporation	• Thermage, Inc.

• Misonix, Inc.	• VNUS Medical Technologies, Inc.

Risk Considerations in our Compensation Program

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our business. In addition, the compensation committee believes that the mix and design of the components of executive compensation do not encourage management to assume excessive risks.

Components of our Executive Compensation Program

The compensation committee considers the total compensation of each executive officer when making decisions about compensation.

Our compensation committee’s goal is to determine an appropriate mix between cash payments and equity incentive awards to meet short, intermediate and long-term goals and objectives. We do not have any formal or informal policy or target for allocating compensation by type of compensation. Instead, we have determined subjectively on a case-by-case basis the appropriate level and mix of the various compensation components designed to reward recent results and drive long-term company performance. The following charts illustrate the fiscal 2010 mix of compensation elements for our chief executive officer and our other executive officers on average, respectively.

Our executive compensation generally includes three components:

•	base salary;

•	cash bonuses and commissions; and

•	stock-based awards.

Base salary. The compensation committee seeks to establish base salaries for each position and level of responsibility that are competitive with those of executive officers in similar positions at other comparable companies. Base salaries are reviewed at least annually by our compensation committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Salary increases are based on individual performance, market conditions and company performance. To gauge market conditions, the compensation committee evaluates market data compiled by DolmatConnell & Partners, independent compensation consultant. Base salaries are set upon review of market data provided to the compensation committee upon consideration of the executive officer’s experience, tenure, performance and potential. The compensation committee typically reviews officer salaries annually at the end of the fiscal year. In December 2007, with the assistance of DolmatConnell, the compensation committee reviewed the salaries of our named executive officers and made the following adjustments effective January 1, 2008: the annual base salary of Mr. Davin, our chief executive officer, increased from $285,000 to $455,000, an increase of 60%; the annual base salary of Timothy W. Baker, our chief financial officer, increased from $230,000 to $305,000, an increase of 33%; and the annual base salary of Douglas Delaney, our executive vice president, sales, increased from $147,000 to $240,000, an increase of 63%. The decision to increase those salaries was based on a determination by our compensation committee that the salaries of our executive officers should approximate the 75th percentile of salaries for similar officers in our peer group. The base salaries of our named executive officers are subject to adjustment upon annual review by our board of directors, but in no event will we pay our named executive officers an annual base salary that is less than 105% of the annual base salary in effect for the immediately preceding year during the term of their employment agreements. In 2010, the annual base salary for Mr. Davin was $581,638; the annual base salary for Mr. Baker was $336,263; and the annual base salary for Mr. Delaney was $264,600.

Cash Bonuses and Commissions. The compensation committee believes that cash bonuses and commissions are important to motivate and reward our executive officers. Pursuant to the terms of his employment agreement Mr. Davin, our chief executive officer, is eligible to receive a cash bonus payment equal to an amount as determined in the discretion of the compensation committee or 5% of our adjusted net profit for the year. For this purpose, adjusted net profit is defined as income from operations, excluding stock-based compensation, less a provision for income taxes calculated using a 34% tax rate. For 2010, Mr. Davin received a bonus payment of $250,000 which was determined at the discretion of the compensation committee. Mr. Delaney, our executive vice president, sales, is entitled to receive commissions based on our sales, and for 2010, he received commission payments of $100,000 . Mr. Baker, our chief financial officer, is eligible to receive a discretionary bonus payment targeted at 60% of his annual base salary based upon individual performance goals set by our compensation committee. For 2010, Mr. Baker received a bonus payment of $252,197, which was equal to 75% of Mr. Baker’s 2010 base salary as determined by the discretion of the compensation committee.

Stock-based awards. The compensation committee uses stock-based awards to help align the interests of our executive officers with those of our stockholders and to encourage our executive officers to contribute to our long-term market performance. Traditionally, the compensation committee has granted stock-based awards to our executive officers in the form of stock options that vest in installments over three years, with an exercise price equal to the closing market price of our class A common stock on the date of grant, so that the officer will earn no compensation from his or her options unless the market price of our common stock increases beyond the exercise price. In determining the size of stock-based awards to our executive officers, our compensation committee considers our company-level performance, the applicable executive officer’s performance, the amount of equity previously awarded to the executive officer, the vesting of such awards and the recommendations of management.

The compensation committee recommends the annual long-term equity incentive grants to the executive officers at the first board meeting of each fiscal year, with the grant date being the second day of trading after the annual results of operations are announced, consistent with our insider trading policy. An exception to this policy would be with respect to the new hire of an executive officer, with the grant date being the hiring date. The exercise price and grant price of stock options, respectively, are the closing market price of our class A common stock on the Nasdaq Global Market on the grant date. We do not time the grant of equity awards in coordination with the release of material non-public information. In certain circumstances, the compensation committee may also consider discretionary long-term equity incentive awards for officers’ individual performance.

In reviewing the grant recommendations made by our management, the compensation committee considered:

•	each officer’s performance and contribution during the fiscal year;

•	competitive practices; and

•	the proportion of options granted to each named executive officer, and the named executive officers in aggregate, as a percentage of total options granted during the fiscal year.

In February 2010, we granted the following stock options to our named executive officers, each with an exercise price equal to the closing market price of our class A common stock on the date of grant: Mr. Davin—97,500; Mr. Baker—65,000 and Mr. Delaney—52,500.

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. The 401(k) plan includes a matching component where we will match an employee’s contribution, on a dollar for dollar basis, up to a maximum of six percent of their wages, not to exceed the maximum company match of $2,500 for the year ended December 31, 2010. The employee contributions are subject to the maximum limitations as set forth in the Internal Revenue Code of 1986, as amended.

During 2010, our aggregate matching contributions to the named executive officers was $7,500.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally prohibits public companies from taking a tax deduction for compensation over $1,000,000 paid to its chief executive officer and each such other officer whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the most highly compensated executive officers, unless certain requirements are met. In general, the compensation committee seeks to structure the stock-based compensation granted to our executive officers to allow the company to deduct such officers’ compensation; however, it is possible that compensation from such executive officers’ stock-based compensation may not be exempted from Section 162(m). In addition, the compensation committee may choose from time to time to authorize executive compensation that is not exempt from the $1,000,000 limit if the compensation committee believes the compensation is appropriate and in the best interests of our company and our stockholders, after taking into consideration general business conditions and the performance of our executives. For example, the salary and cash bonuses we pay to our named executive officers do not qualify for the deduction under Section 162(m), but the compensation committee believes that the consequences derived from that compensation outweigh any tax benefit to us.

EXECUTIVE COMPENSATION

Compensation Summary

The following table contains information with respect to the compensation for the periods indicated of our chief executive officer, chief financial officer and the other most highly compensated executive officer serving as executive officer at the end of the last completed fiscal year other than the chief executive officer and chief financial officer. We refer to the executive officers identified in this table as the “named executive officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All Other Compensation(2)	Total
Michael R. Davin	2010	$580,039	$250,000	$549,101	$2,500	$1,381,640
President and Chief	2009	$494,988	$—	$406,746	$2,500	$904,234
Executive Officer	2008	$448,462	$654,753	$436,372	$2,500	$1,542,087
Timothy W. Baker	2010	$336,016	$252,197	$366,067	$2,500	$956,780
Executive Vice President,	2009	$331,805	$—	$248,567	$2,500	$582,872
Chief Financial Officer and	2008	$302,115	$183,000	$267,454	$2,500	$755,069
Treasurer
Douglas J. Delaney	2010	$264,406	$100,000	$295,670	$2,500	$662,576
Executive Vice President,	2009	$236,423	$245,597	$267,454	$2,500	$751,974
Sales	2008	$146,626	$394,141	$630,048	$1,250	$1,172,065

(1)

With the exception of ignoring the impact of the forfeiture rate, these amounts represent the aggregate grant date fair value of option awards for fiscal 2010, fiscal 2009 and fiscal 2008, respectively. These amounts do not represent the actual amounts paid to or realized by the named executive officers for these awards during fiscal 2010, 2009 or 2008. The value as of the grant date for stock options is recognized over the number of days of service required for the stock option to vest in full. The value as of the grant date for stock options is recognized over the number of days of service required for the grant to become vested.

All stock options were granted under our 2005 stock incentive plan. The stock options vest over three years at the rate of 8.33% every three months subsequent to the date of grant. Vested stock options terminate upon the earlier of thirty-days following termination of employment, subject to certain exceptions, or ten years from the date of grant.

The following table includes the assumptions used to calculate the grant date fair value reported for fiscal years 2010, 2009 and 2008, on a grant by grant basis.

				Assumptions
Name	Grant Date	Option Awards: Number of Securities Underlying Options (#)	Exercise Price ($/Sh)	Volatility (%)	Expected Life (years)	Risk-Free Interest Rate (%)	Dividend Yield (%)	Grant Date Fair Value ($)
Michael R. Davin	2/10/10	97,500	$10.16	59	5.81	2.33	—	$5.6318
	2/11/09	90,000	$7.84	63	5.81	1.87	—	$4.5194
	2/13/08	31,000	$23.97	64	5.81	2.19	—	$14.0765

Timothy W. Baker	2/10/10	65,000	$10.16	59	5.81	2.33	—	$5.6318
	2/11/09	55,000	$7.84	63	5.81	1.87	—	$4.5194
	2/13/08	19,000	$23.97	64	5.81	2.19	—	$14.0765

Douglas J. Delaney	2/10/10	52,500	$10.16	59	5.81	2.33	—	$5.6318
	2/11/09	55,000	$7.84	63	5.81	1.87	—	$4.5194
	2/13/08	19,000	$23.97	64	5.81	2.19	—	$14.0765

For a more detailed description of the assumptions used for purposes of determining grant date fair value, see Note 2 to our audited consolidated financial statements for the year ended December 31, 2010 included in our Annual Report on Form 10-K filed with the SEC on March 10, 2011.

(2)	The amounts shown in this column reflect the amounts we contributed to the 401(k) plan for the named executive officers.

Grants of Plan-Based Awards

The following table shows information concerning grants of plan-based awards made during 2009 to the named executive officers.

2010 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Aggregate Grant Date Fair Value of Option Awards ($)(2)
Michael R. Davin	2/10/10	97,500	$10.16	$549,101
Timothy W. Baker	2/10/10	65,000	$10.16	$366,067
Douglas J. Delaney	2/10/10	52,500	$10.16	$295,670

(1)	Based on the fair market value of our class A common stock on the date of grant.
(2)	The grant date fair value of each of these options was $5.6318 per share and was computed using a Black-Scholes valuation methodology. We estimated the full grant date fair value of these options using the following assumptions: 2.33% risk free interest rate; 0% dividend yield; 59% expected volatility; and a 5.81-year expected life. The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding unexercised stock options held by the named executive officers as of December 31, 2010. The named executive officers did not hold any stock awards as of December 31, 2010.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Michael R. Davin	8,250	—	$3.00	10/1/2014	(1)
	13,625	—	$3.00	10/1/2014	(1)
	4,945	—	$4.50	5/17/2015	(1)
	10,056	—	$4.50	5/17/2015	(1)
	25,001	—	$17.45	5/8/2016	(2)
	26,667	—	$17.61	11/20/2016	(2)
	60,000	—	$22.65	2/14/2017	(2)
	20,000	—	$28.34	8/8/2017	(2)
	28,416	2,584	$23.97	2/13/2018	(2)
	52,499	37,501	$7.84	2/11/2019	(2)
	24,374	73,126	$10.16	2/10/2020	(2)
Timothy W. Baker	2,688	—	$3.00	10/1/2014	(1)
	8,250	—	$3.00	10/1/2014	(1)
	2,445	—	$4.50	5/17/2015	(1)
	5,056	—	$4.50	5/17/2015	(1)
	15,001	—	$17.45	5/8/2016	(2)
	13,334	—	$17.61	11/20/2016	(2)
	30,000	—	$22.65	2/14/2017	(2)
	10,000	—	$28.34	8/8/2017	(2)
	17,416	1,584	$23.97	2/13/2018	(2)
	32,083	22,917	$7.84	2/11/2019	(2)
	16,249	48,751	$10.16	2/10/2020	(2)
Douglas J. Delaney	2,688	—	$3.00	10/1/2014	(1)
	8,250	—	$3.00	10/1/2014	(1)
	2,445	—	$4.50	5/17/2015	(1)
	5,056	—	$4.50	5/17/2015	(1)
	15,001	—	$17.45	5/8/2016	(2)
	13,334	—	$17.61	11/20/2016	(2)
	30,000	—	$22.65	2/14/2017	(2)
	10,000	—	$28.34	8/8/2017	(2)
	17,416	1,584	$23.97	2/13/2018	(2)
	32,083	22,917	$7.84	2/11/2019	(2)
	13,124	39,376	$10.16	2/10/2020	(2)

(1)	The stock options were granted under our 2004 Stock Option Plan and vest 25% on the first anniversary of the date of grant and 6.25% on the first day of each calendar quarter thereafter. The grant date of each option is listed in the table below by expiration date.

Expiration Date	Grant Date
10/1/2014	10/1/2004
5/17/2015	5/17/2005

(2)	The stock options were granted under our 2005 Stock Incentive Plan and vest 8.33% on the first day of each calendar quarter subsequent to the date of grant. The grant date of each option is listed in the table below by expiration date.

Expiration Date	Grant Date
5/8/2016	5/8/2006
11/20/2016	11/20/2006
2/14/2017	2/14/2007
8/8/2017	8/8/2007
2/13/2018	2/13/2008
2/11/2019	2/11/2009
2/10/2020	2/10/2020

Option Exercises and Stock Vested

Our named executive officers did not exercise any stock options during 2010. Our named executive officers did not hold any shares of restricted stock during 2010, so no restricted stock held by our named executive officers vested in 2010.

Potential Payments upon Termination or Change in Control

The table below shows the estimated incremental value transfer to each named executive officer under various scenarios relating to a termination of employment. The tables below assume that such termination occurred on December 31, 2010. The actual amounts that would be paid to any named executive officer can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated amounts listed below are in addition to any retirement, welfare and other benefits that are available to our full-time employees generally.

	Retirement, Resignation or Termination for Cause	Termination without Cause	Resignation for Good Reason	Termination Following Change-in- Control
Michael R. Davin
Severance Payment(1)	—	$1,473,000	$1,473,000	$1,473,000
Value of Accelerated Vesting of Equity Compensation(2)	—	$95,000	$95,000	$95,000

Total	—	$1,568,000	$1,568,000	$1,568,000

Timothy W. Baker
Severance Payment(1)	—	$965,000	$965,000	$965,000
Value of Accelerated Vesting of Equity Compensation(2)	—	$58,000	$58,000	$58,000

Total	—	$1,023,000	$1,023,000	$1,023,000

Douglas J. Delaney
Severance Payment(1)	—	$668,000	$668,000	$668,000
Value of Accelerated Vesting of Equity Compensation(2)	—	$58,000	$58,000	$58,000

Total	—	$726,000	$726,000	$726,000

(1)

Pursuant to the terms of the employment agreements we have entered into with each executive officer, these amounts include the following: (1) base salary at December 31, 2010 for an additional 24 months; (2) calendar year 2010 target bonus or commissions bonus; (3) 110% of calendar year 2009 bonus or commissions paid; (4) health and welfare benefits, assuming the executive’s cost for continuing COBRA for

18 months; and (5) unused vacation time, to be paid on or before the first anniversary of the effective date of termination. The calculation excludes any tax gross-up for excise taxes as defined within each executive officer’s employment agreement. The 2010 target bonus for Mr. Davin was $250,000. The 2010 target bonus for Mr. Baker was 75% of his base salary or $252,197. The 2010 commissions bonus for Mr. Delaney was $100,000.

(2)	All outstanding stock options or stock rights granted to Messrs. Davin, Baker and Delaney will become immediately exercisable in full if the option or right holder is terminated without cause, resigns for good reason, or resigns for good reason within 18 months of the change of control. The value of the accelerated vesting of equity compensation was calculated by multiplying the number of shares underlying the portion of stock options that would accelerate upon a termination following a change in control, and that have exercise prices less than the closing market price of our common stock on December 31, 2010, by $10.23, the closing market price of our common stock on December 31, 2010, and then deducting the aggregate exercise price for those options.

Employment Agreements

Michael R. Davin. Pursuant to an employment agreement entered into in December 2008 and further amended in December 2010, we employ Mr. Davin as our chief executive officer. Under this agreement, Mr. Davin was entitled to an annual base salary of $455,000 in 2008. Mr. Davin’s annual base salary is subject to adjustment upon annual review by our board of directors, but in no event will we pay Mr. Davin an annual base salary that is less than 105% of the annual base salary in effect for the immediately preceding year during the term of the employment agreement. Mr. Davin’s annual base salary has been adjusted by our board of directors and was $581,638 in 2010 and is currently $625,261. The agreement provides for an annual performance bonus of an amount as determined in the discretion of the compensation committee or 5% of our adjusted net profit for each year. In addition to Mr. Davins’s salary, in 2010, the Company assumed the compensation paid to Mr. Davin under the consulting agreement with El.En., which was terminated in 2010 at the request of the board of directors to eliminate any appearance of a conflict of interest. Mr. Davin was paid $80,000 in 2010 by the Company related to the consulting agreement and is included in his base salary.

For purposes of Mr. Davin’s employment agreement, adjusted net profit is calculated based on our operating profit, excluding specified write-offs and non-recurring charges or gains, adjusted for an assumed fixed tax rate. Mr. Davin’s employment agreement has an initial term of three years and will automatically renew for additional periods of two years each until either party gives written notice of termination to the other party no later than twelve months prior to the end of the initial or extended term. Upon the termination of his employment without cause or following a change of control, or if he terminates his employment for good reason, Mr. Davin has the right to receive his base salary and other compensation and benefits under his employment agreement for 24 months. He is also entitled to receive the full amount of his bonus for the calendar year of such termination or resignation, as well as an amount equal to 110% of the bonus paid to him in the year of such termination or resignation, to be paid on or before the first anniversary of the effective date of his termination or resignation. Mr. Davin is not entitled to severance payments if we terminate him for cause or if he resigns without good reason. Pursuant to this agreement, except as provided in the following sentence, Mr. Davin is prohibited from competing with us and soliciting our customers, prospective customers or employees for a period of twelve months if we terminate him for any reason. This non-competition period does not apply if Mr. Davin is terminated without cause, resigns for good reason or is terminated because we failed to obtain the agreement of any successor to us to assume Mr. Davin’s employment agreement as required by the employment agreement. The employment agreement with Mr. Davin also contains a tax gross-up provision whereby if Mr. Davin incurs an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” by reason of his receipt of a payment that is contingent on a change in our ownership or control and constitutes an excess parachute payment as defined in Section 280G of the Code, Mr. Davin will receive a gross-up payment in an amount that generally will place him in the same after-tax position that he would have been in if no excise tax had applied and no gross-up payment was made.

Timothy W. Baker. Pursuant to an employment agreement entered into in December 2008, we employ Mr. Baker as our executive vice president, chief financial officer and treasurer. Under this agreement, Mr. Baker was entitled to an annual base salary of $305,000 in 2008. Mr. Baker’s annual base salary is subject to adjustment upon annual review by our board of directors, but in no event will we pay Mr. Baker an annual base salary that is less than 105% of the annual base salary in effect for the immediately preceding year during the term of the employment agreement. Mr. Baker’s annual base salary has been adjusted by our board of directors and was $336,263 in 2010 and is currently $361,483. Mr. Baker is also eligible to earn an annual target performance bonus based on target performance goals set by our board of directors for each calendar year. Mr. Baker’s employment agreement has an initial term of three years and will automatically renew for additional periods of two years each until either party gives written notice of termination to the other party no later than twelve months prior to the end of the initial or extended term. Upon the termination of his employment without cause or following a change of control, or if he terminates his employment for good reason, Mr. Baker has the right to receive his base salary and other compensation and benefits under his employment agreement for 24 months. He is also entitled to receive the full amount of his bonus for the calendar year of such termination or resignation, as well as an amount equal to 110% of the bonus paid to him in the year of such termination or resignation, to be paid on or before the first anniversary of the effective date of his termination or resignation. Mr. Baker is not entitled to severance payments if we terminate him for cause or if he resigns without good reason. Pursuant to this agreement, except as provided in the following sentence, Mr. Baker is prohibited from competing with us and soliciting our customers, prospective customers or employees for a period of twelve months if we terminate him for any reason. This non-competition period does not apply if Mr. Baker is terminated without cause, resigns for good reason or is terminated because we failed to obtain the agreement of any successor to us to assume Mr. Baker’s employment agreement as required by the employment agreement. The employment agreement with Mr. Baker also contains a tax gross-up provision whereby if Mr. Baker incurs an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” by reason of his receipt of a payment that is contingent on a change in our ownership or control and constitutes an excess parachute payment as defined in Section 280G of the Code, Mr. Baker will receive a gross-up payment in an amount that generally will place him in the same after-tax position that he would have been in if no excise tax had applied and no gross-up payment was made.

Douglas J. Delaney. Pursuant to an employment agreement entered into in December 2008, we employ Mr. Delaney as our executive vice president, sales. Under this agreement, Mr. Delaney was entitled to an annual base salary of $240,000 in 2008. Mr. Delaney’s annual base salary is subject to adjustment upon annual review by our board of directors, but in no event will we pay Mr. Delaney an annual base salary that is less than 105% of the annual base salary in effect for the immediately preceding year during the term of the employment agreement. Mr. Delaney’s annual base salary has been adjusted by our board of directors and was $264,600 in 2010 and is currently $284,445. Mr. Delaney is also eligible to earn an annual target commission bonus based on target performance goals set by our board of directors and Mr. Delaney for each calendar year. Mr. Delaney’s employment agreement has an initial term of three years and will automatically renew for additional periods of two years each until either party gives written notice of termination to the other party no later than twelve months prior to the end of the initial or extended term. Upon the termination of his employment without cause or following a change of control, or if he terminates his employment for good reason, Mr. Delaney has the right to receive his base salary and other compensation and benefits under his employment agreement for 24 months. He is also entitled to receive the full amount of his bonus for the calendar year of such termination or resignation, as well as an amount equal to 110% of the bonus paid to him in the year of such termination or resignation, to be paid on or before the first anniversary of the effective date of his termination or resignation. Mr. Delaney is not entitled to severance payments if we terminate him for cause or if he resigns without good reason. Pursuant to this agreement, except as provided in the following sentence, Mr. Delaney is prohibited from competing with us and soliciting our customers, prospective customers or employees for a period of twelve months if we terminate him for any reason. This non-competition period does not apply if Mr. Delaney is terminated without cause, resigns for good reason or is terminated because we failed to obtain the agreement of any successor to us to assume Mr. Delaney’s employment agreement as required by the employment agreement. The employment agreement with Mr. Delaney also contains a tax gross-up provision whereby if Mr. Delaney incurs an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” by reason of his receipt of a payment that is contingent on a change in our ownership or control and constitutes an excess parachute payment as defined in Section 280G of the Code, Mr. Delaney will receive a gross-up payment in an amount that generally will place him in the same after-tax position that he would have been in if no excise tax had applied and no gross-up payment was made.

In each of the employment agreements with our named executive officers, “cause” is defined as:

•

acts or omissions constituting gross negligence or willful misconduct on the part of the named executive officer with respect to the named executive officer’s obligations to us or otherwise relating to our business, in each case as determined in good faith by us;

•	the named executive officer’s material breach of his employment agreement or our Executive Innovations and Proprietary Rights Agreement;

•

the named executive officer’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude or fiduciary duty in connection with the performance of his obligations to us;

•	the named executive officer’s willful neglect of duties as determined in the good faith by us;

•	the named executive officer’s failure to perform the essential functions of his position, with reasonable accommodation, due to a mental or physical disability; or

•	the named executive officer’s knowingly withholding material information (in his area of responsibility) from our board of directors.

In each of the employment agreements with our named executive officers, “good reason” means the occurrence, without the named executive officer’s written consent, of any of the following:

•

the assignment to the named executive officer of duties inconsistent in any material respect with the named executive officer’s position (including status, offices, titles and reporting requirements), authority or responsibilities;

•	a reduction in the named executive officer’s annual base salary;

•

our failure to (i) continue in effect any material compensation or benefit plan or program in which the named executive officer participates or which is applicable to the named executive officer, unless an equitable arrangement has been made with respect to such plan or program, (ii) continue the named executive officer’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable than the basis existing immediately prior to the effective date of the employment agreement, or (iii) award cash bonuses to the named executive officer in amounts and in a manner substantially consistent with past practice in light of our financial performance;

•

a significant change by us in the location at which the named executive officer performs his principal duties for us, or a requirement by us that the named executive officer travel on company business to a substantially greater extent than required immediately prior to the effective date of the employment agreement;

•	our failure to obtain the agreement from any successor to us to assume and agree to perform under the employment agreement;

•

our failure to pay or provide to the named executive officer any portion of his compensation or benefits due under any benefit plan within seven days of the date such compensation or benefits are due; or

•	any material breach by us of the employment agreement with the named executive officer.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with the company’s management. Based on such review and discussion with management, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2010.

By the Compensation Committee of the Board of Directors of Cynosure, Inc.

Thomas H. Robinson, Chairman

Marina Hatsopoulos

Compensation Committee Interlocks and Insider Participation

During 2010, the compensation committee consisted of Messrs. Robinson (Chairman) and Vojta, until his death on December 22, 2010, and Ms. Hatsopoulos. None of Messrs. Robinson (Chairman) and Vojta or Ms. Hatsopoulos has ever been an officer or employee of Cynosure. No member of the compensation committee had any relationship with us during fiscal 2010 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee.

Securities Authorized for Issuance under our Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2010. Our 2005 Stock Incentive Plan was adopted by our board of directors on August 8, 2005 and approved by our stockholders on December 8, 2005. We will grant no further awards under our 1992 stock option plan or our 2004 stock option plan.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans(1)
Equity compensation plans that have been approved by our stockholders(2)	2,097,750	$15.18	392,274
Equity compensation plans that have not been approved by our stockholders	—	—	—

Total	2,097,750	$15.18	392,274

(1)	In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2010, all of the shares available for grant under the 2005 Stock Incentive Plan may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards.
(2)	Consists of our 1992 Stock Option Plan, our 2004 Stock Option Plan and our 2005 Stock Incentive Plan.

RELATED-PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the board’s audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

Since January 1, 2010, we have engaged in the following transactions with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates of our directors, executive officers and 5% stockholders:

Arrangements with El.En.

Distribution Relationship. Since 2002, we have distributed products that are developed and manufactured by El.En., which immediately currently owns approximately 23% of our aggregate outstanding capital stock. The following table sets forth our payments and indebtedness to El.En. pursuant to these distribution arrangements during the 2010 fiscal year:

	Payments to El.En. During Period	Trade Payables at Period End
Fiscal year ended December 31, 2010	$4,970,420	$1,785,415

Indemnification Agreement. Pursuant to the underwriting agreement relating to our initial public offering, we and El.En. have agreed to indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make because of any of those liabilities. We and El.En. entered into an agreement prior to the closing of our initial public offering providing that:

•	we and El.En. will give prompt notice to the other party of any claim for indemnification under the underwriting agreement;

•

we will have the right to assume the defense of any action for which indemnification is sought from us or El.En., and El.En. will not settle or compromise any such action without our prior written consent; and

•

subject to El.En.’s compliance with the obligations listed above, in the event and to the extent El.En. is required to make any indemnity payments to the underwriters pursuant to the underwriting agreement, and such indemnity payments relate to matters as to which El.En. had no knowledge after reasonable inquiry, we will reimburse El.En. for such indemnity payments actually paid to the underwriters.

This agreement does not affect the respective liability of us and El.En. to the underwriters pursuant to the underwriting agreement.

Davin Consulting Arrangement. Since September 2003, Mr. Davin, our president, chief executive officer and chairman, has provided consulting services to El.En. regarding laser industry marketing, for which El.En. paid Mr. Davin $80,000 in 2009. At the request of our board of directors, Mr. Davin terminated his consulting agreement with El.En. in February 2010 to avoid any potential appearance of a conflict of interest. The Company agreed to assume the $80,000 consulting fee previously paid to Mr. Davin by El.En.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and written representations by the persons required to file these reports, during the year ended December 31, 2010, the reporting persons complied with all Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Stockholder Proposals Included in Proxy Statement

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2012, stockholder proposals must be received at our principal executive offices no later than December 3, 2011, which is no less than 120 calendar days before the date our proxy statement was released to stockholders in connection with the prior year’s annual meeting of stockholders. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s annual meeting on May 12, then the deadline is a reasonable time before we begin to print and mail proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

We must receive other proposals of stockholders (including director nominations) intended to be presented at the 2012 Annual Meeting of Stockholders but not included in the proxy statement by February 12, 2012, but not before January 13, 2012, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, in the event the 2012 Annual Meeting is scheduled to be held on a date before April 22, 2012, or after July 11, 2012, which are dates 20 days before or 60 days after the anniversary date of the immediately preceding annual meeting, then your notice may be received by us at our principal executive office not later than the close of business on the later of (1) the 90th day before the scheduled date of such annual meeting or (2) the 10th day after the day on which we first make a public announcement of the date of such annual meeting. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2012 Annual Meeting. In certain cases, notice may be delivered later if the number of directors to be elected to the board of directors is increased.

Each stockholder’s notice for a proposal must be timely given to our corporate secretary at the address of our principal executive offices. Each notice generally is required to set forth as to each matter proposed to be brought before an annual meeting certain information and must meet other requirements specified in our bylaws, as determined by us, including (1) a brief description of the business the stockholder desires to bring before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on our stock transfer books, of the stockholder proposing such business, (3) the class and number of shares beneficially owned by the stockholder making the proposal, (4) a description of all arrangements or understandings between such stockholder and any other persons in connection with the proposal and any material interest of the stockholder in such business, (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (6) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or otherwise to solicit proxies from stockholders in support of such proposal.

For nominations, a stockholder’s notice to our corporate secretary generally must set forth information specified in our bylaws, as determined by us, as to each person proposed to be nominated, including (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of our shares which are beneficially owned by such person on the date of such stockholder notice, (4) the consent of each nominee to serve as a director if elected and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to the rules of the SEC. The notice must also set forth as to the stockholder giving the notice (1) the name and address, as they appear on our transfer books, of such stockholder and of any beneficial owners of our capital stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (2) the class and number of our shares held of record, beneficially owned or represented by proxy by such stockholder, (3) a description of all arrangements or understandings between such stockholder and any other persons in connection with the nomination, (4) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named it its notice and (5) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee or otherwise to solicit proxies from stockholders in support of such nomination.

The foregoing time limits also apply to determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. These rules are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement. In addition, stockholders are required to comply with any applicable requirements of the Exchange Act and the rules and regulations thereunder.

HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886, Attention: Investor Relations.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886, Attention: Investor Relations. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886, Attention: Investor Relations.

OTHER MATTERS

The board of directors knows of no other matters to be brought before the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments thereof, the persons named in the proxies will vote upon such matters in accordance with their best judgment.

ANNUAL MEETING OF STOCKHOLDERS OF

CYNOSURE, INC.

May 12, 2011

CLASS A COMMON STOCK

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=14460

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

ê   Please detach along perforated line and mail in the envelope provided.  ê

■ 10003040300000001000 8	051211

CYNOSURE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEE, AND

A VOTE “FOR” PROPOSALS 3 AND 5 AND A VOTE OF “ONE YEAR” ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN

PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1. To elect the following nominee for class III classified director to serve for the next three years:				2. [Class A Stockholders Are Not Eligible to Vote for Election of Class B Directors.]

	NOMINEE:				FOR	AGAINST	ABSTAIN
☐	FOR THE NOMINEE	Michael R. Davin		3. To approve, on an advisory, non-binding basis, the compensation of the named executive officers.	☐	☐	☐

☐	WITHHOLD AUTHORITY FOR THE NOMINEE			1 year	2 years	3 years	ABSTAIN
				4. To approve, on an advisory, non-binding basis, the frequency of future executive compensation advisory votes. ☐	☐	☐	☐

					FOR	AGAINST	ABSTAIN
				5. To ratify the selection of Ernst & Young LLP as Cynosure’s independent registered public accounting firm for the year ending December 31, 2011.	☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Annual Meeting or any adjournments of the meeting. The proxy holders will vote your shares as you direct above. Your attendance at the Annual Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.

IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS ABOVE. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” PROPOSALS 3 AND 5 AND A VOTE OF “ONE YEAR” ON PROPOSAL 4 AS RECOMMENDED BY CYNOSURE’S BOARD OF DIRECTORS.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

Mark box at right if you plan to attend the meeting ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐	TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

1

CYNOSURE, INC.

CLASS A COMMON STOCK PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 12, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the reverse side, you acknowledge that you have received notice of the Annual Meeting of Stockholders and the board of directors’ proxy statement for the Annual Meeting, you revoke all prior proxies, and you appoint Michael R. Davin and Timothy W. Baker, and each of them, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Annual Meeting of Stockholders of CYNOSURE, INC. to be held on Thursday, May 12, 2011 at 10:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and any adjournments of the meeting, and (2) vote all shares of Cynosure stock that you are entitled to vote and otherwise act on your behalf upon the following matters proposed by Cynosure, with all the powers you would possess if you were personally present. None of the following proposals is conditioned upon the approval of any other proposal.

(Continued and to be signed on the reverse side.)

COMMENTS:

14475

ANNUAL MEETING OF STOCKHOLDERS OF

CYNOSURE, INC.

May 12, 2011

CLASS B COMMON STOCK

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=14461

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

ê   Please detach along perforated line and mail in the envelope provided  ê

20430403000000001000 3	051511

CYNOSURE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE DIRECTOR NOMINEES, A VOTE “FOR” PROPOSALS 3 AND 5 AND A VOTE OF “ONE YEAR” ON PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK

INK AS SHOWN HERE  ☒

1. & 2.	To elect the following nominee for class III classified director to serve for the next three years and the following nominees for class B directors to serve for the next year (except as marked below):					3.	To approve, on an advisory, non-binding basis, the compensation of the named executive officers.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		NOMINEES:					1 year	2 years	3 years	ABSTAIN
☐	FOR ALL NOMINEES	O	Michael R. Davin	Class III		4.	To approve, on an advisory, non-binding basis, the frequency of future executive compensation advisory votes. ☐	☐	☐	☐
		O	Ettore V. Biagioni	Class B
☐	WITHHOLD AUTHORITY	O	Andrea Cangioli	Class B
	FOR ALL NOMINEES	O	Leonardo Masotti	Class B				FOR	AGAINST	ABSTAIN
						5.	To ratify the selection of Ernst & Young LLP as Cynosure’s independent registered public accounting firm for the year ending December 31, 2011.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructors below)

In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Annual Meeting or any adjournments of the meeting. The proxy holders will vote your shares as you direct above. Your attendance at the Annual Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.

INSTRUCTIONS:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS ABOVE. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” PROPOSALS 3 AND 5 AND A VOTE OF “ONE YEAR” FOR PROPOSAL 4 AS RECOMMENDED BY CYNOSURE’S BOARD OF DIRECTORS.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.
Mark box at right if you plan to attend the meeting ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.					☐	TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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CYNOSURE, INC.

CLASS B COMMON STOCK PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 12, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the reverse side, you acknowledge that you have received notice of the Annual Meeting of Stockholders and the board of directors’ proxy statement for the Annual Meeting, you revoke all prior proxies, and you appoint Michael R. Davin and Timothy W. Baker, and each of them, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Annual Meeting of Stockholders of CYNOSURE, INC. to be held on Thursday, May 12, 2011 at 10:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and any adjournments of the meeting, and (2) vote all shares of Cynosure stock that you are entitled to vote and otherwise act on your behalf upon the following matters proposed by Cynosure, with all the powers you would possess if you were personally present. None of the following proposals is conditioned upon the approval of any other proposal.

(Continued and to be signed on the reverse side.)

COMMENTS:

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